Exhibit 99.1

CONTACT
Matt DiLiberto
Chief Financial Officer
(212) 594-2700

SL GREEN REALTY CORP. REPORTS THIRD QUARTER 2017 EPS OF $0.40 PER SHARE; AND FFO OF $1.49 PER SHARE

Financial and Operating Highlights

•	Net income attributable to common stockholders of $0.40 per share for the third quarter as compared to $0.34 per share for the same period in 2016.

•
FFO of $1.49 per share for the third quarter compared to $1.63 per share for the same period in 2016. FFO for the third quarter of 2016 included $21.5 million, or $0.20 per share, of net non-recurring income.

•
Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures, increased 1.3% for the first nine months of 2017, or 1.9%, excluding lease termination income, as compared to the same period in the prior year.

•
Signed long-term leases with DZ Bank and DVB Bank at One Vanderbilt Avenue for a total of 35,382 square feet. The 15-year leases cover the entire 26th floor of the 58-story skyscraper currently being constructed next to Grand Central Terminal.

•
Signed 56 Manhattan office leases covering 489,160 square feet in the third quarter and 145 Manhattan office leases covering 1,149,904 square feet in the first nine months of 2017. The mark-to-market on signed Manhattan office leases was 4.0% higher for the third quarter and 11.0% higher for the first nine months over the previously fully escalated rents on the same spaces.

•
Signed 20 Suburban office leases covering 120,034 square feet in the third quarter and 67 Suburban office leases covering 425,872 square feet in the first nine months of 2017. The mark-to-market on signed Suburban office leases was 3.7% lower for the third quarter and 2.5% higher for the first nine months over the previously fully escalated rents on the same spaces.

•
Manhattan same-store occupancy, inclusive of leases signed but not yet commenced, increased by 40 basis points to 95.3% as of September 30, 2017. Suburban same-store occupancy, inclusive of leases signed but not yet commenced, increased by 130 basis points to 86.8% as of September 30, 2017.

Investing Highlights

•
During the third quarter, the Company repurchased 1.0 million shares of common stock under the previously announced $1.0 billion share repurchase plan, at an average price of $101.67 per share. The Company has now acquired 3.4 million shares of its common stock under the plan at an average price of $102.92 per share.

•
In October, the Company and private investment manager RXR Realty closed on the acquisition of a combined 48.7% interest in Worldwide Plaza based on a gross asset valuation of $1.725 billion. The acquisition allows the Company to expand its footprint on Manhattan's West Side through investing in a Class A asset that is fully leased to institutional tenants.

•	In October, closed on the sale of 16 Court Street in Brooklyn, New York for a gross sale price of $171.0 million. The Company recognized net proceeds of $166.5 million.

•
In September, closed on the sale of its remaining 10% interest in 102 Greene Street, a 9,200 square-foot retail property in SoHo, at a gross asset valuation of $43.5 million, or $4,728 per square foot. The Company recognized net proceeds of $4.3 million and a gain on sale of $0.3 million.

•
Originated new debt and preferred equity investments totaling $63.4 million in the third quarter, all of which was retained at a yield of 9.2%. The carrying value of the Company’s debt and preferred equity investment portfolio totaled $2.15 billion as of September 30, 2017 at a weighted average current yield of 9.2%.

Financing Highlights

•	Returned to the public unsecured debt markets with an issuance of $500.0 million of 5-year, 3.25% senior unsecured notes.

•
Together with our joint venture partner, closed on a $1.2 billion refinancing of 280 Park Avenue, which bears interest at a floating rate of 1.73% over LIBOR. The new loan matures in 2024, as extended, and replaces the previous $900.0 million of indebtedness on the property.

•
In conjunction with our acquisition of an interest in Worldwide Plaza, together with our joint venture partners, closed on a $1.2 billion financing of the property. The new loan has a term of 10 years and carries a fixed interest rate of 3.98%.

•	Together with our joint venture partner, closed on a $225.0 million refinancing of 650 Fifth Avenue. The new mortgage has a 5-year term and carries a fixed interest rate of 4.539%.
Summary
New York, NY, October 19 , 2017 - SL Green Realty Corp. (the "Company") (NYSE: SLG) today reported net income attributable to common stockholders for the quarter ended September 30, 2017 of $38.9 million, or $0.40 per share, as compared to net income attributable to common stockholders of $34.3 million, or $0.34 per share, for the same quarter in 2016.
The Company also reported net income attributable to common stockholders for the nine months ended September 30, 2017 of $58.4 million, or $0.59 per share, as compared to net income attributable to common stockholders of $190.9 million, or $1.90 per share, for the same period in 2016. Net income attributable to common stockholders for the nine months ended September 30, 2017 includes $12.9 million, or $0.12 per share, of net gains recognized from the sale of real estate as compared to $254.3 million, or $2.43 per share, for the same period in 2016.

The Company reported funds from operations, or FFO, for the quarter ended September 30, 2017 of $152.9 million, or $1.49 per share, as compared to FFO for the same period in 2016 of $171.6 million, or $1.63 per share. FFO for the third quarter of 2016 included $41.1 million, or $0.39 per share, of additional income related to the recapitalization of a debt investment offset by $19.6 million, or $0.19 per share, of lost income and accounting write-offs related to space previously leased to Aeropostale at 1515 Broadway.
The Company also reported FFO for the nine months ended September 30, 2017 of $505.6 million, or $4.85 per share, as compared to FFO for the same period in 2016 of $719.1 million, or $6.86 per share. FFO for the first nine months of 2016 included $207.6 million, or $1.98 per share, of income related to the sale of 388-390 Greenwich Street, which was closed in the second quarter of 2016.
All per share amounts in this press release are presented on a diluted basis.
Operating and Leasing Activity
For the quarter ended September 30, 2017, the Company reported consolidated revenues and operating income of $374.6 million and $206.1 million, respectively, compared to $416.7 million and $232.8 million, respectively, for the same period in 2016.
Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures, increased by 1.4% for the quarter ended September 30, 2017, or 1.7% excluding lease termination income, as compared to the same period in 2016. For the quarter, consolidated property same-store cash NOI increased by 0.2% to $159.3 million, while unconsolidated joint venture property same-store cash NOI increased by 8.6% to $29.1 million in 2017 as compared to the same period in 2016.
Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures, increased by 1.3% for the nine months ended September 30, 2017, or 1.9% excluding lease termination income, as compared to the same period in 2016. For the nine months, consolidated property same-store cash NOI increased by 0.2% to $484.0 million, inclusive of the effect of expected tenant move-outs at 485 Lexington Avenue, 1515 Broadway and 220 E 42nd Street, while unconsolidated joint venture property same-store cash NOI increased by 8.3% to $87.2 million in 2017 as compared to the same period in 2016.
In the third quarter, the Company signed 56 office leases in its Manhattan portfolio totaling 489,160 square feet. Forty-four leases comprising 314,212 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $70.97 per rentable square foot, representing a 4.0% increase over the previously fully escalated rents on the same office spaces. The average lease term on the Manhattan office leases signed in the third quarter was 7.0 years and average tenant concessions were 4.0 months of free rent with a tenant improvement allowance of $57.99 per rentable square foot.
During the first nine months of 2017, the Company signed 145 office leases in its Manhattan portfolio totaling 1,149,904 square feet. One hundred five leases comprising 692,257 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $71.86 per rentable square foot, representing a 11.0% increase over the previously fully escalated rents on the same office spaces. The average lease term on the Manhattan office leases signed in the first nine months of 2017 was 8.3 years and average tenant concessions were 4.5 months of free rent with a tenant improvement allowance of $56.65 per rentable square foot.
Occupancy in the Company's Manhattan same-store portfolio increased to 95.3% as of September 30, 2017, inclusive of 571,442 square feet of leases signed but not yet commenced, as compared to 94.9% as of June 30, 2017.
In the third quarter, the Company signed 20 office leases in its Suburban portfolio totaling 120,034 square feet. Eight leases comprising 45,241 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $34.47 per rentable square foot, representing a 3.7% decrease over the previously fully escalated rents on the same office spaces. The average lease term on the Suburban office leases signed in the third quarter was 6.6 years and average tenant concessions were 7.8 months of free rent with a tenant improvement allowance of $24.25 per rentable square foot.
During the first nine months of 2017, the Company signed 67 office leases in its Suburban portfolio totaling 425,872 square feet. Thirty-four leases comprising 188,712 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $33.20 per rentable square foot, representing a 2.5% increase over the previously fully escalated rents on the same office spaces. The average lease term on the Suburban office leases signed in the first nine months of 2017 was 6.7 years and average tenant concessions were 6.1 months of free rent with a tenant improvement allowance of $28.13 per rentable square foot.
Occupancy in the Company's Suburban same-store portfolio increased to 86.8% as of September 30, 2017, inclusive of 67,639 square feet of leases signed but not yet commenced, as compared to 85.5% as of June 30, 2017.
Significant leases that were signed in the third quarter included:

•	New lease with Yelp Inc. for 39,565 square feet at 11 Madison Avenue, for 7.7 years;

•	New lease with Phillips Nizer LLP for 38,243 square feet at 485 Lexington Avenue, for 10.7 years;

•	New lease with Deutsche Zentral-Genossenschaftsbank and DVB Bank SE for 35,382 square feet at One Vanderbilt Avenue, for 15.0 years;

•	New lease with Markel Service Incorporated for 27,508 square feet at 1185 Avenue of the Americas, for 10.4 years;

•	New lease with Cardinia Real Estate LLC for 23,800 square feet at 1055 Washington Boulevard in Stamford, Connecticut, for 11.0 years;

•	New lease with Josephson LLC for 22,742 square feet at 3 Columbus Circle, for 16.5 years;

•	Renewal with Hoplite Capital Management LLC for 17,320 square feet at 810 Seventh Avenue, for 5.1 years;

•	Renewal with Commerzbank Aktiengesellschaft NY for 15,830 square feet at 1100 King Street - 6 International Drive, Rye Brook, New York, for 5.0 years;
Marketing, general and administrative, or MG&A, expenses for the three months ended September 30, 2017 were $24.0 million, or 5.1% of total combined revenues and an annualized 51 basis points of total assets, including our share of assets from unconsolidated joint ventures.
Investment Activity
During the third quarter, the Company repurchased 1.0 million shares of common stock under the previously announced $1.0 billion share repurchase plan, at an average price of $101.67 per share. The Company has now acquired 3.4 million shares of its common stock under the plan at an average price of $102.92 per share.
In October, the Company and private investment manager, RXR Realty, closed on the acquisition of a combined 48.7% interest in Worldwide Plaza based on a gross asset valuation of $1.725 billion. The property, which encompasses an entire block between 49th and 50th streets and between 8th and 9th avenue, consists of a 49-story, 1.8 million-square-foot Class A office tower, a 252,000 retail building with a parking garage, and a large open-air plaza. The acquisition allows the Company to expand its footprint on Manhattan's West Side through investing in a Class A asset that is fully leased to institutional tenants.
In October, the Company closed on the sale of 16 Court Street, a 317,600 square-foot office property located in Brooklyn, New York, for a gross sale price of $171.0 million. The Company recognized net proceeds of $166.5 million.
In September, the Company closed on the sale of its remaining 10% interest in 102 Greene Street, a 9,200 square-foot retail property in SoHo, at a gross asset valuation of $43.5 million, or $4,728 per square foot. The Company recognized net proceeds of $4.3 million and a gain on sale of $0.3 million.
Debt and Preferred Equity Investment Activity
The carrying value of the Company’s debt and preferred equity investment portfolio totaled $2.15 billion at September 30, 2017, including $2.02 billion of investments at a weighted average current yield of 9.3% that are classified in the debt and preferred equity line item on the balance sheet, and investments aggregating $0.13 billion at a weighted average current yield of 8.7% that are included in other balance sheet line items for accounting purposes. The weighted average yield of 9.3% excludes our investments in 2 Herald Square, which were moved to non-accrual status in August 2017. During the third quarter, the Company originated or acquired new debt and preferred equity investments totaling $63.4 million, all of which was retained and $56.2 million of which was funded, at a weighted average current yield of 9.2%. In the third quarter, the Company recorded $51.3 million of principal reductions from investments that were repaid, sold or syndicated.
Financing Activity
In October, the Company returned to the public unsecured debt markets with an issuance of $500.0 million of 3.25% senior unsecured notes due October 2022. The Company used $350.8 million of the net proceeds from the offering to repay the outstanding 3.00% Exchangeable Senior Notes that were due in October 2017. The remaining proceeds were used for the repayment of other corporate indebtedness.

In September, the Company, along with its joint venture partner, closed on the refinancing of 650 Fifth Avenue. The new $225.0 million mortgage has a 5-year term, carries a fixed interest rate of 4.539% and replaces the previous $86.5 million of mortgage indebtedness on the property.
In August, the Company, along with its joint venture partner, closed on the refinancing of 280 Park Avenue. The new $1.2 billion loan has a 7-year term, as extended, bears interest at a floating rate of 1.73% over LIBOR and replaces the previous $900.0 million of indebtedness on the property that bore interest at a floating rate of 2.00% over LIBOR.
In October, in conjunction with our acquisition of an interest in Worldwide Plaza, together with our joint venture partners, closed on a $1.2 billion financing of the property. The new loan has a term of 10 years and carries a fixed interest rate of 3.98%.
Dividends
In the third quarter of 2017, the Company declared quarterly dividends on its outstanding common and preferred stock as follows:

•	$0.775 per share of common stock, which was paid on October 16, 2017 to shareholders of record on the close of business on October 2, 2017; and

•
$0.40625 per share on the Company's 6.50% Series I Cumulative Redeemable Preferred Stock for the period July 15, 2017 through and including October 14, 2017, which was paid on October 16, 2017 to shareholders of record on the close of business on October 2, 2017, and reflects the regular quarterly dividend, which is the equivalent of an annualized dividend of $1.625 per share.

Annual Institutional Investor Conference
The Company will host its Annual Institutional Investor Conference on Monday, December 4, 2017 in New York City beginning at 9:00am EST. For more information on the Conference, please email SLG2017@slgreen.com.
Conference Call and Audio Webcast
The Company's executive management team, led by Marc Holliday, Chief Executive Officer, will host a conference call and audio webcast on Thursday, October 19, 2017 at 2:00 pm ET to discuss the financial results.
The supplemental data will be available prior to the quarterly conference call in the Investors section of the SL Green Realty Corp. website at http://slgreen.com/ under “Financial Reports.”
The live conference call will be webcast in listen-only mode in the Investors section of the SL Green Realty Corp. website at http://slgreen.com/ under “Presentations & Webcasts”. The conference may also be accessed by dialing toll-free (877) 312-8765 or international (419) 386-0002, and using passcode 89375556.
A replay of the call will be available 7 days after the call by dialing (855) 859-2056 using passcode 89375556. A webcast replay will also be available in the Investors section of the SL Green Realty Corp. website at http://slgreen.com/ under “Presentations & Webcasts”.

Company Profile
SL Green Realty Corp., an S&P 500 company and New York City's largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of September 30, 2017, SL Green held interests in 118 Manhattan buildings totaling 47.8 million square feet. This included ownership interests in 27.5 million square feet of Manhattan buildings and debt and preferred equity investments secured by 20.3 million square feet of buildings. In addition, SL Green held ownership interests in 27 suburban buildings totaling 4.3 million square feet in Brooklyn, Long Island, Westchester County, Connecticut and New Jersey.
To be added to the Company's distribution list or to obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at (212) 594-2700.

Disclaimers
Non-GAAP Financial Measures
During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release and in the Company’s Supplemental Package.

Forward-looking Statement
This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements. Forward-looking statements are not guarantees of future performance and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," "project," "continue," or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements are described in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SL GREEN REALTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues:
Rental revenue, net	$274,765	$281,482	$835,501	$1,043,898
Escalation and reimbursement	44,749	53,130	131,561	147,357
Investment income	47,820	75,396	148,741	174,347
Other income	7,266	6,673	34,328	124,137
Total revenues	374,600	416,681	1,150,131	1,489,739
Expenses:
Operating expenses, including related party expenses of $5,505 and $14,941 in 2017 and $5,042 and $15,171 in 2016.	75,927	79,425	221,285	234,269
Real estate taxes	64,160	64,133	186,173	187,931
Ground rent	8,307	8,338	24,923	24,953
Interest expense, net of interest income	65,634	72,565	196,112	256,326
Amortization of deferred financing costs	4,008	4,815	12,201	20,180
Depreciation and amortization	91,728	112,665	318,916	717,015
Transaction related costs	186	2,593	365	5,987
Marketing, general and administrative	23,963	25,458	72,362	73,974
Total expenses	333,913	369,992	1,032,337	1,520,635
Net income (loss) before equity in net income (loss) from unconsolidated joint ventures, equity in net gain on sale of interest in unconsolidated joint venture/real estate, gain (loss) on sale of real estate net, depreciable real estate reserves, and gain (loss) on sale of marketable securities	40,687	46,689	117,794	(30,896)
Equity in net income (loss) from unconsolidated joint ventures	4,078	(3,968)	14,104	11,969
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	1,030	225	16,166	43,588
Gain (loss) on sale of real estate, net	—	397	(3,256)	210,750
Depreciable real estate reserves	—	—	(85,336)	(10,387)
Gain (loss) on sale of marketable securities	—	—	3,262	(83)
Net income	45,795	43,343	62,734	224,941
Net income attributable to noncontrolling interests in the Operating Partnership	(1,812)	(1,663)	(2,707)	(8,171)
Net loss (income) attributable to noncontrolling interests in other partnerships	1,474	(836)	18,179	(6,245)
Preferred unit distributions	(2,850)	(2,854)	(8,551)	(8,382)
Net income attributable to SL Green	42,607	37,990	69,655	202,143
Perpetual preferred stock dividends	(3,738)	(3,738)	(11,213)	(11,213)
Net income attributable to SL Green common stockholders	$38,869	$34,252	$58,442	$190,930

Earnings Per Share (EPS)
Net income per share (Basic)	$0.40	$0.34	$0.59	$1.91
Net income per share (Diluted)	$0.40	$0.34	$0.59	$1.90

Funds From Operations (FFO)
FFO per share (Basic)	$1.49	$1.64	$4.86	$6.89
FFO per share (Diluted)	$1.49	$1.63	$4.85	$6.86

Basic ownership interest
Weighted average REIT common shares for net income per share	97,783	100,233	99,431	100,140
Weighted average partnership units held by noncontrolling interests	4,543	4,497	4,570	4,272
Basic weighted average shares and units outstanding	102,326	104,730	104,001	104,412

Diluted ownership interest
Weighted average REIT common share and common share equivalents	98,027	100,646	99,710	100,489
Weighted average partnership units held by noncontrolling interests	4,543	4,497	4,570	4,272
Diluted weighted average shares and units outstanding	102,570	105,143	104,280	104,761

SL GREEN REALTY CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	September 30,	December 31,
	2017	2016
Assets	(Unaudited)
Commercial real estate properties, at cost:
Land and land interests	$2,917,993	$3,309,710
Building and improvements	7,468,436	7,948,852
Building leasehold and improvements	1,444,698	1,437,325
Properties under capital lease	47,445	47,445
	11,878,572	12,743,332
Less accumulated depreciation	(2,457,071)	(2,264,694)
	9,421,501	10,478,638
Assets held for sale	127,663	—
Cash and cash equivalents	241,489	279,443
Restricted cash	107,763	90,524
Investment in marketable securities	28,802	85,110
Tenant and other receivables, net of allowance of $18,365 and $16,592 in 2017 and 2016, respectively	54,663	53,772
Related party receivables	24,068	15,856
Deferred rents receivable, net of allowance of $21,257 and $25,203 in 2017 and 2016, respectively	393,793	442,179
Debt and preferred equity investments, net of discounts and deferred origination fees of $24,782 and $16,705 in 2017 and 2016, respectively	2,020,739	1,640,412
Investments in unconsolidated joint ventures	2,045,796	1,890,186
Deferred costs, net	247,981	267,600
Other assets	395,612	614,067
Total assets	$15,109,870	$15,857,787

Liabilities
Mortgages and other loans payable	$3,845,061	$4,140,712
Revolving credit facility	280,000	—
Unsecured term loan	1,183,000	1,183,000
Unsecured notes	1,068,562	1,133,957
Deferred financing costs, net	(52,667)	(82,258)
Total debt, net of deferred financing costs	6,323,956	6,375,411
Accrued interest payable	34,367	36,052
Other liabilities	96,818	212,493
Accounts payable and accrued expenses	144,767	190,583
Deferred revenue	252,779	217,955
Capitalized lease obligations	42,660	42,132
Deferred land leases payable	3,075	2,583
Dividend and distributions payable	85,007	87,271
Security deposits	68,465	66,504
Liabilities related to assets held for sale	1,141	—
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Total liabilities	7,153,035	7,330,984

Commitments and contingencies	—	—
Noncontrolling interest in the Operating Partnership	470,898	473,882
Preferred units	301,885	302,010

Equity
Stockholders’ equity:
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, 9,200 issued and outstanding at both September 30, 2017 and December 31, 2016	221,932	221,932
Common stock, $0.01 par value 160,000 shares authorized, 98,501 and 101,617 issued and outstanding at September 30, 2017 and December 31, 2016, respectively (including 1,055 held in Treasury at September 30, 2017 and December 31, 2016)	985	1,017
Additional paid-in capital	5,294,500	5,624,545
Treasury stock at cost	(124,049)	(124,049)
Accumulated other comprehensive income	14,185	22,137
Retained earnings	1,410,332	1,578,893
Total SL Green Realty Corp. stockholders’ equity	6,817,885	7,324,475
Noncontrolling interests in other partnerships	366,167	426,436
Total equity	7,184,052	7,750,911
Total liabilities and equity	$15,109,870	$15,857,787

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Funds From Operations (FFO) Reconciliation:	2017	2016	2017	2016

Net income attributable to SL Green common stockholders	$38,869	$34,252	$58,442	$190,930
Add:
Depreciation and amortization	91,728	112,665	318,916	717,015
Joint venture depreciation and noncontrolling interest adjustments	23,517	23,349	72,936	42,191
Net income (loss) attributable to noncontrolling interests	338	2,499	(15,472)	14,416
Less:
Gain (loss) on sale of real estate	—	397	(3,256)	210,750
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	1,030	225	16,166	43,588
Depreciable real estate reserve	—	—	(85,336)	(10,387)
Depreciation on non-rental real estate assets	557	509	1,636	1,505
FFO attributable to SL Green common stockholders and noncontrolling interests	$152,865	$171,634	$505,612	$719,096

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Operating income and Same-store NOI Reconciliation:	2017	2016	2017	2016

Net income	$45,795	$43,343	$62,734	$224,941
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	(1,030)	(225)	(16,166)	(43,588)
(Gain) loss on sale of real estate, net	—	(397)	3,256	(210,750)
Depreciable real estate reserves	—	—	85,336	10,387
(Gain) loss on sale of marketable securities	—	—	(3,262)	83
Depreciation and amortization	91,728	112,665	318,916	717,015
Interest expense, net of interest income	65,634	72,565	196,112	256,326
Amortization of deferred financing costs	4,008	4,815	12,201	20,180
Operating income	206,135	232,766	659,127	974,594

Equity in net (income) loss from unconsolidated joint ventures	(4,078)	3,968	(14,104)	(11,969)
Marketing, general and administrative expense	23,963	25,458	72,362	73,974
Transaction related costs, net	186	2,593	365	5,987
Investment income	(47,820)	(75,396)	(148,741)	(174,347)
Non-building revenue	(2,704)	(2,566)	(19,259)	(5,998)
Net operating income (NOI)	175,682	186,823	549,750	862,241

Equity in net income (loss) from unconsolidated joint ventures	4,078	(3,968)	14,104	11,969
SLG share of unconsolidated JV depreciation and amortization	28,819	23,515	91,320	53,915
SLG share of unconsolidated JV interest expense, net of interest income	23,893	15,069	67,862	53,686
SLG share of unconsolidated JV amortization of deferred financing costs	1,589	2,406	6,524	6,083
SLG share of unconsolidated JV loss on early extinguishment of debt	3,819	—	3,819	972
SLG share of unconsolidated JV transaction related costs	—	3,019	110	3,019
SLG share of unconsolidated JV investment income	(3,593)	(4,601)	(12,339)	(11,700)
SLG share of unconsolidated JV non-building revenue	(906)	(714)	(2,984)	(1,408)
NOI including SLG share of unconsolidated JVs	233,381	221,549	718,166	978,777

NOI from other properties/affiliates	(28,017)	(31,706)	(95,531)	(377,695)
Same-Store NOI	205,364	189,843	622,635	601,082

Ground lease straight-line adjustment	524	565	1,572	1,781

Straight-line and free rent	(9,855)	(3,803)	(30,308)	(21,032)
Rental income - FAS 141	(4,580)	2,704	(13,832)	(4,827)
Joint Venture straight-line and free rent	(2,614)	(3,063)	(7,657)	(11,957)
Joint Venture rental income - FAS 141	(357)	(429)	(1,245)	(1,312)
Same-store cash NOI	$188,482	$185,817	$571,165	$563,735

SL GREEN REALTY CORP.
NON-GAAP FINANCIAL MEASURES - DISCLOSURES
(unaudited and in thousands, except per share data)

Funds from Operations (FFO)
FFO is a widely recognized non-GAAP measure of REIT performance. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002, and subsequently amended, defines FFO as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), excluding gains (or losses) from sales of properties, debt restructurings and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
The Company presents FFO because it considers it an important supplemental measure of the Company’s operating performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties. The Company also uses FFO as one of several criteria to determine performance-based bonuses for members of its senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, and interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including our ability to make cash distributions.
Funds Available for Distribution (FAD)
FAD is a non-GAAP financial measure that is calculated as FFO plus non-real estate depreciation, allowance for straight line credit loss, adjustment for straight line ground rent, non-cash deferred compensation, and a pro-rata adjustment for FAD for SLG’s unconsolidated JV, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing costs, and recurring building improvements.
FAD is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP. FAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies. FAD does not represent cash flow from operating, investing and finance activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)
EBITDAre is a non-GAAP financial measure. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The White Paper on EBITDAre approved by the Board of Governors of NAREIT in September 2017 defines EBITDAre as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures.
The Company presents EBITDAre, because the Company believes that EBITDAre, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Net Operating Income (NOI) and Cash NOI
NOI is a non-GAAP financial measure that is calculated as operating income before transaction related costs, gains/losses on early extinguishment of debt, marketing general and administrative expenses and non-real estate revenue. Cash NOI is calculated by subtracting free rent (net of amortization), straight-line rent, FAS 141 rental income from NOI, while adding ground lease straight-line adjustment and the allowance for straight-line tenant credit loss.
The Company presents NOI and Cash NOI because the Company believes that these measures, when taken together with the corresponding GAAP financial measures and our reconciliations, provide investors with meaningful information regarding the operating performance of properties. When operating performance is compared across multiple periods, the investor is provided with information not immediately apparent from net income that is determined in accordance with GAAP. NOI and Cash NOI provide information on trends in the revenue generated and expenses incurred in operating our properties, unaffected by the cost of leverage, straight-line adjustments, depreciation, amortization, and other net income components. The Company uses these metrics internally as performance measures. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.
Debt to Market Capitalization Ratio
Debt to Market Capitalization is a non-GAAP measure that is calculated as the Company’s estimated market value based upon the quarter-end trading price of the Company’s common stock multiplied by all common shares and operating partnership units outstanding plus the face value of the Company’s preferred equity divided by consolidated debt.
The Company presents the ratio of debt to market capitalization as a measure of the Company’s leverage position relative to the Company’s estimated market value. The Company believes this ratio may provide investors with another measure of the Company’s current leverage position. The debt to market capitalization ratio should be used as one measure of the Company’s leverage position, and this measure is commonly used in the REIT sector; however, such measure may not be comparable to those used by other REITs that do not compute such measure in the same manner. The debt to market capitalization ratio does not represent the Company’s borrowing capacity and should not be considered an alternative measure to the Company’s current lending arrangements.
Coverage Ratios
The Company presents fixed charge and debt service coverage ratios to provide a measure of the Company’s financial flexibility to service current debt amortization, interest expense and ground rent from current cash net operating income. These coverage ratios represent a common measure of the Company’s ability to service fixed cash payments; however, these ratios are not used as an alternative to cash flow from operating, financing and investing activities (determined in accordance with GAAP).